SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                   FORM 8-A/A
                                 AMENDMENT NO. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        CollaGenex Pharmaceuticals, Inc.
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               (Exact Name of Registrant as Specified in Its Charter)

    Delaware                                           52-1758016
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(State of Incorporation or Organization)   (I.R.S. Employer Identification no.)

41 University Drive, Suite 200, Newtown, Pennsylvania                     18940
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(Address of Principal Executive Offices)                             (Zip code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the Exchange  pursuant to to Section 12(g) of the
Act and is effective pursuant to General   Exchange Act and is effective
Instruction A.(c), please check the        pursuant to General Instruction
following box. [   ]                       A.(d), please check the following
                                           box. [X]

Securities Act registration statement file number to which this form relates:
         -----------------------------
         (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered    Name of Each Exchange on Which Each
                                           Class is to be Registered

                                      None
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                                (Title of Class)


Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
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                                (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

     On May 29, 2002, the Board of Directors of CollaGenex Pharmaceuticals, Inc. (the "Company") approved an Amended and Restated Shareholder Protection Rights Agreement (the "Amended and Restated Rights Agreement"). The Amended and Restated Rights Agreement amends and restates, in its entirety, the Company's existing Shareholder Protection Rights Agreement (the "Prior Rights Agreement") dated September 15, 1997, as amended on each of March 16, 1999, May 10, 2001 and May 15, 2002, by and between the Company and American Stock Transfer & Trust Company, as rights agent thereunder. American Stock Transfer & Trust Company remains as rights agent under the Amended and Restated Rights Agreement. Each preferred stock purchase right previously authorized and distributed under the Prior Rights Agreement shall be deemed to constitute a preferred stock purchase right under the Amended and Restated Rights Agreement effective May 29, 2002. The Company's Board of Directors further authorized the issuance of one preferred stock purchase right for each share of the Company's Common Stock issued between the date of the Amended and Restated Rights Agreement and the earlier of the Distribution Date or the Expiration Date, as defined in the Amended and Restated Rights Agreement.

     SUMMARY OF PREFERRED STOCK PURCHASE RIGHTS

     A description of the preferred stock purchase rights that are attached to the Company's Common Stock is contained in the Current Report on Form 8-K that the Company filed on June 5, 2002 which is incorporated herein by reference.

Item 2. Exhibits.

   Exhibit
     No.         Description
   -------       -----------

     3.1 Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference from the Company's Registration Statement on Form S-1 (File No. 333-3582), which became effective on June 20, 1996.

     3.2 Amended Certificate of Designation, Preferences and Rights of Series D Cumulative Convertible Preferred Stock of the Company, incorporated herein by reference from the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 18, 2001.

     3.3 Amended Certificate of Designation of Series A Participating Preferred Stock of the Company, incorporated herein by reference from the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 5, 2002.

   Exhibit
     No.         Description
   -------       -----------

     4.1 Amended and Restated Shareholder Protection Rights Agreement, dated as of May 29, 2002, between the Company and American Stock Transfer & Trust Company, incorporated herein by reference from the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 5, 2002.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                    COLLAGENEX PHARMACEUTICALS, INC.


                    By:    /s/ Brian M. Gallagher
                           --------------------------------------------------
                           Name:      Brian M. Gallagher, Ph.D.
                           Title:     President, Chief Executive Officer
                                      and Director

June 5, 2002